UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 11, 2024

CCC Intelligent Solutions Holdings Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	001-39447	98-1546280
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

167 N. Green Street, 9th Floor

Chicago, IL 60607

(Address of Principal Executive Offices, including Zip Code)

(800) 621-8070

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if this Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	CCCS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On October 4, 2024, the Company disclosed that Mary Jo Prigge, the Company’s Executive Vice President, Chief Service Delivery Officer, had notified the Company of her intent to retire from her role with the Company no later than December 31, 2024.

On December 17, 2024, the Company filed a Current Report on Form 8-K to disclose that the Company and Ms. Prigge mutually agreed to delay Ms. Prigge’s retirement from her role with the Company until no later than May 31, 2025. The Company is filing this Current Report on Form 8-K/A as an amendment to the aforementioned Form 8-K to revise the date of Ms. Prigge’s retirement, as well as to disclose the details of Ms. Prigge’s transition and separation from the Company, which were not determined at the time of the previous filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the foregoing, the Company and Ms. Prigge entered into a Separation, Transition and Arbitration Agreement and General Release on March 27, 2025 (the “Prigge Separation Agreement”).

Pursuant to the Prigge Separation Agreement, effective as of March 31, 2025 (the “Transition Date”), Ms. Prigge will continue to serve at 3⁄4 full time as the Company’s Executive Vice President, Chief Service Delivery Officer during the period commencing on the Transition Date and ending on June 6, 2025 (such period, the “Transition Period”). During the Transition Period, Ms. Prigge will continue to report directly to the Chief Executive Officer of the Company and will perform such transitional services as may be requested by the Chief Executive Officer of the Company. In addition, during the Transition Period, Ms. Prigge will (i) receive a base salary equivalent to 3⁄4 of her base salary rate as of the effective date of the Prigge Separation Agreement (i.e., at an annual rate of $422,359.83), (ii) continue to be reimbursed for all reasonable and necessary business expenses and (iii) continue to be eligible to participate in the Company’s employee benefit plans or programs.

Pursuant to the Prigge Separation Agreement, Ms. Prigge will receive the following separation payments and benefits, (i) payment of her annual cash bonus in respect of fiscal year 2025, as per her employment agreement, with such bonus payable at the same time that such annual bonuses are paid to similarly situated employees of the Company (but in all events prior to March 15, 2026); (ii) the Company will pay or cause to be paid the employer portion of Ms. Prigge’s medical, vision and dental insurance coverage under COBRA through December 31, 2025; and (iii) notwithstanding anything to the contrary set forth in the Company’s 2021 Incentive Equity Plan or any of Ms. Prigge’s applicable grant agreements, effective as of the eighth day following the date Ms. Prigge re-executes the Prigge Separation Agreement following the end of the Transition Period (the “Re-Execution Effective Date”), (x) all of Ms. Prigge’s unvested time-based restricted stock units (“RSUs”) will accelerate and fully vest as of the Re-Execution Effective Date and will be settled and paid within thirty (30) days of such date, and (y) all of Ms. Prigge’s unvested performance-based restricted stock units (“PSUs”) will remain outstanding and eligible to vest in accordance with the vesting schedule and terms set forth in the applicable grant agreement.

The aforementioned separation payments and benefits under the Prigge Separation Agreement are subject to and conditioned upon Ms. Prigge’s execution, re-execution and non-revocation of a release of claims against the Company, as well as her continued compliance with restrictive covenants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CCC INTELLIGENT SOLUTIONS HOLDINGS INC.

Date: March 28, 2025

	By:	/s/ Brian Herb
	Name:	Brian Herb
	Title:	Executive Vice President, Chief Financial and Administrative Officer